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                                                                    Exhibit 10.7
                     COMMODORE SEPARATION TECHNOLOGIES, INC.
                              EXECUTIVE BONUS PLAN

                  In order to provide its executive and management employees with additional incentives for enhanced performance, Commodore Separation Technologies, Inc. hereby adopts the following Executive Bonus Plan for the benefit of the Company's selected executive and management employees from time to time.

                  1. Definitions. Wherever used in this Plan, the following terms shall have the following meanings:

                           (a) "Allocable Share(s)" shall mean, with respect to
each Participant in each Plan Year, the amount of the Annual Aggregate Bonus (if any) for such Plan Year allocated to such Participant by the Committee or by the Board.

                           (b) "Annual Aggregate Bonus" shall mean the amount of
bonus for each Plan Year payable to all Participants in the aggregate in respect of such Plan Year, as calculated in accordance with paragraph 4(a) below. In no event and under no circumstances shall the Annual Aggregate Bonus in any Plan Year exceed the Maximum Annual Payout in respect of such Plan Year.

                           (c) "Board" shall mean the Board of Directors of the
Company, as such Board of Directors is constituted from time to time.

                           (d) "Committee" shall mean the Compensation Committee
of the Board, as such Compensation Committee is constituted from time to time.

                           (e) "Company" shall mean Commodore Separation
Technologies, Inc., a Delaware corporation, and its successors and assigns.

                           (f) "Maximum Annual Payout" shall mean, with respect
to each Plan Year, an amount equal to one (1%) percent of the Net Sales in the subject Plan Year, as set forth in the Company's audited consolidated financial statements for such Plan Year, prepared in accordance with generally accepted accounting principals consistently applied.

                           (g) "Maximum Creditable Profits" shall mean, with
respect to each Plan Year, an amount equal to 15% of the Pre-Tax Profits for such Plan Year.

                           (h) "Net Sales" shall mean, with respect to each Plan
Year, the gross revenues of the Company and its consolidated subsidiaries from the sale of products or rendition of services during such Plan Year, less all credits, allowances, bad debt reserves and other such deductions taken against such gross revenues in a manner consistent with past practice.

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                           (i) "Participants" shall mean, in respect of each
Plan Year, those executive and management employees of the Company and its subsidiaries who are designated by the Committee or by the Board to participate in the Annual Aggregate Bonus (if any) payable in respect of such Plan Year.

                           (j) "Plan" shall mean this Executive Bonus Plan as
same may be amended, modified and/or restated from time to time in accordance herewith.

                           (k) "Plan Year" shall mean each fiscal year of the
Company commencing with the fiscal year ending December 31, 1997 and continuing through and including the fiscal year ending December 31, 2001, and each fiscal year of the Company thereafter if this Plan is extended by affirmative action of the Board to include such fiscal year.

                           (l) "Pre-Tax Profits" shall mean, for each Plan Year,
the consolidated net income (if any) of the Company and its consolidated subsidiaries for such Plan Year, after giving effect to deduction of or provision for all operating expenses, interest expense, depreciation, amortization and all other deductions from income other than taxes based on the consolidated income of the Company and its consolidated subsidiaries, all determined in accordance with generally accepted accounting principles consistently applied; provided, however, that for purposes of such calculation, there shall be excluded and no effect shall be given to (i) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such Plan Year, (b) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or other capital assets, and (iii) any net gain arising from the collection of the proceeds of any insurance policy or policies.

                           (m) "Threshold Profit Level" shall mean, with respect
to each Plan Year, an amount equal to 5% of the Pre-Tax Profits (if any) for such Plan Year.

                  2. Administration. This Plan shall be administered by the Committee. Except to the extent that any Participants are assured by the Board of Allocable Shares in respect of particular Plan Years, the Committee shall have full and final authority to make all calculations of bonuses hereunder, to determine which executive and management employees shall be Participants entitled to receive Allocable Shares of any Annual Aggregate Bonuses earned hereunder, to allocate Allocable Shares, and to determine all other matters relating to the administration of this Plan, and the calculation and payment of any and all bonuses hereunder.

                  3. Eligible Employees. All executive and management employees of the Company and its subsidiaries during the subject Plan Year shall be eligible to be Participants in and receive bonuses under this Plan. The foregoing notwithstanding, no otherwise eligible employee shall be guaranteed to receive any bonus hereunder except to the extent that the Board or the Committee shall specifically allocate to such employee an Allocable Share of the Annual Aggregate Bonus (if any) hereunder for the subject Plan Year. In determining which eligible employees shall be Participants and receive Allocable Shares hereunder in any Plan Year, the

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Committee shall take into account its evaluation of the duties and responsibilities of each eligible employee, the tenure and performance of each eligible employee during the subject Plan Year, the eligible employee's actual or anticipated contributions to the achievement of any Annual Aggregate Bonus for such Plan Year, and such other matters as the Committee may deem relevant under the circumstances.

                  4. Calculation and Payment of Bonuses.

                           (a) In the event that, in any Plan Year, the Pre-Tax
Profits exceed the Threshold Profit Level, the Participants shall be entitled to receive, in the aggregate, an Annual Aggregate Bonus in respect of such Plan Year in an amount equal to the lesser of (i) the Maximum Annual Payout, or (ii) an amount equal to the product of (A) the Maximum Annual Payout, multiplied by
(B) a percentage equal to the quotient of (y) the Pre-Tax Profits minus the Threshold Profit Level, divided by (z) the Maximum Creditable Profits minus the Threshold Profit Level.

                           (b) Within thirty (30) days after the delivery to the
Company of its annual audited consolidated financial statements for each Plan Year, (i) the Committee shall calculate the Annual Aggregate Bonus (if any) payable in respect of such Plan Year (in accordance with paragraph 4(a) above as applied to the results of operations reflected in such audited financial statements) and the Allocable Shares of the Participants in any such Annual Aggregate Bonus, and (ii) the Company shall deliver a written summary such calculation to each of the Participants (regardless of whether any Annual Aggregate Bonus is determined to be payable). To the extent that any bonuses are payable in accordance with such calculation, such written summary shall be accompanied by payment to each Participant of his or her respective Allocable Share of the Annual Aggregate Bonus so calculated.

                           (c) Bonuses hereunder shall be calculated separately
for each Plan Year, and there shall be no carryforward or carryback of any Net Sales or Pre-Tax Profits from any Plan Year to any other Plan Year.

                  5. Amendment of Plan. In addition to its rights of interpretation and administration with respect to this Plan, the Committee, subject to approval by the full Board, shall have the right to make such amendments to this Plan as it may deem necessary, appropriate, advisable and/or in the best interests of the Company, provided that no such amendment shall have the effect of (a) terminating this Plan prior to the expiration of the Plan Year ending December 31, 2001, (b) adversely affecting the rights of any Participant with respect to any bonus previously earned and vested, or (c) effecting any material modification in the manner of the calculation or payment of bonuses hereunder with respect to any Plan Year through and including the Plan Year ending December 31, 2001.

                  6. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

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